Exhibit 2.34

SUPPORT Agreement

This SUPPORT AGREEMENT (this “Agreement”) is made as of October 3, 2020, between Live Oak Acquisition Corp., a Delaware corporation (“Live Oak”) and Isao Noda, an individual (“Shareholder”). Live Oak and Shareholder are each sometimes referred to in this Agreement as a “Party,” and collectively as the “Parties.” Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Live Oak, Green Merger Corp., a Georgia corporation and a wholly-owned Subsidiary of Live Oak (“Merger Sub”), Meredian Holdings Group, Inc. (d/b/a Danimer Scientific), a Georgia corporation (the “Company”), Live Oak Sponsor Partners, LLC, as representative for certain purposes described in the Merger Agreement, and John A. Dowdy, Jr., as representative of the shareholders of the Company (the “Shareholder Representative”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly-owned Subsidiary of Live Oak (the “Merger”).

WHEREAS, as of the date hereof, Shareholder is the record or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of the number of shares of common stock, $0.001 par value (“Common Stock”), of the Company set forth on the signature page to this Agreement (the “Shareholder Shares”). For the avoidance of doubt, Shareholder Shares will only include shares of Common Stock outstanding and not any options or other securities convertible into Common Stock that might otherwise be deemed to be “beneficially-owned shares” under Rule 13d-3.

WHEREAS, as an inducement to and in consideration of Live Oak’s willingness to enter into the Merger Agreement, and having reviewed the Merger Agreement and the terms of the proposed Merger, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

Section 1. Execution of Written Consent; Voting of Shareholder Shares.

(a) Following the execution of this Agreement and no later than ten (10) Business Days following receipt of written notice from the Company that Live Oak’s Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission, Shareholder shall execute and deliver to the Company the Written Consent in the form attached to the Merger Agreement as Exhibit I, agreeing to vote the Shareholder Shares in favor of adopting and approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in accordance with the GBCC and the Organizational Documents of the Company, which consent will become effective by its terms immediately after the execution of the Merger Agreement by the parties thereto.

(b) For the avoidance of doubt, at any and every meeting of the Shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the Shareholders of the Company, Shareholder shall, unless otherwise directed in writing by Live Oak:

(i) appear (in person or by proxy) at any such meeting (or any adjournment or postponement thereof);

(ii) cause the Shareholder Shares to be counted at any such meeting as present for purposes of calculating a quorum; and

(iii) cause the Shareholder Shares to be voted (A) in favor of approval of the adoption of the Merger Agreement, approval of the Merger and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal to adjourn any meeting to solicit additional proxies in favor of the adoption of the Merger Agreement, approval of the Merger and the other transactions contemplated by the Merger Agreement if (but only if) there are not sufficient votes to adopt the Merger Agreement on the date on which such meeting is held, (C) against any Competing Transaction, and (D) against any action, proposal, transaction, or agreement that could result in a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement or that could prevent, delay, or adversely affect the consummation of the Merger or the satisfaction of Live Oak’s, Merger Sub’s, or the Company’s conditions to Closing contained in the Merger Agreement.

(c) Any Shares that Shareholder acquires after the date of this Agreement, including by reason of any stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, recapitalization, reclassification, combination, exchange of shares, or other similar transaction, shall be deemed to be Shareholder Shares for purposes of this Agreement and shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shareholder Shares on the date of this Agreement.

Section 2. Representations and Warranties of Shareholder. Shareholder represents and warrants to Live Oak as follows:

(a) Organization and Authorization. Shareholder has the requisite capacity to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated by this Agreement have been validly authorized by all necessary action by Shareholder. Shareholder has validly executed and delivered this Agreement. This Agreement constitutes a legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the Enforceability Limitations.

(b) Ownership of Shareholder Shares. Except as set forth on Schedule A hereto, Shareholder owns, beneficially and of record, and has good and valid title to the Shareholder Shares, free and clear of any Lien (other than restrictions on transfer imposed under applicable securities Laws). Other than the Shareholder Shares and as set forth on Schedule A hereto, Shareholder does not own any Equity Interests of the Company that provide Shareholder with any voting rights. Shareholder agrees that any shares of Common Stock of the Company acquired after the date hereof shall be deemed Shareholder Shares for all purposes of this Agreement, and subject to the terms of this Agreement, including the voting provisions contained in Section 1. There are no outstanding options, warrants, rights, calls, convertible securities, or other Contracts obligating Shareholder to transfer or sell or redeem any Equity Interests of the Company, including the Shareholder Shares. Except for this Agreement, there are no voting trusts, Shareholder agreements, proxies, or other Contracts or understandings in effect to which Shareholder is a party with respect to the voting or transfer of any of the Shareholder Shares.

(c) Governmental Consents; No Conflicts.

(i) The execution, delivery, and performance by Shareholder of this Agreement, and the consummation by Shareholder of the transactions contemplated by this Agreement, do not and will not require any Consent of or with any Governmental Authority or of Shareholder’s spouse under any “community property” or other applicable Law, other than (x) any consent the failure of which to be obtained would not prevent or delay the consummation by Shareholder of the transactions contemplated by this Agreement and (y) any consent that is required as a result of any facts or circumstances relating solely to Live Oak or any of its Affiliates.

(ii) The execution, delivery, and performance by Shareholder of this Agreement, and the consummation by Shareholder of the transactions contemplated by this Agreement, do not and will not violate, conflict with, result in a breach, cancellation, or termination of, constitute a default under, result in the creation of any Lien on any of the Shareholder Shares under, or result in a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under (A) any Law or Order applicable to or binding on Shareholder or any of Shareholder’s properties or assets, including the Shareholder Shares, (B) any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets, including the Shareholder Shares, is bound, or (C) any Permit held by Shareholder, except, in the case of each of clauses (A), (B) and (C), where such violation, conflict, breach, cancellation, termination, or default would not, individually or in the aggregate, prevent or delay the consummation by Shareholder of the transactions contemplated by this Agreement.

(d) Proceedings. There are no Proceedings pending or, to Shareholder’s knowledge, threatened by or against Shareholder or any of its Affiliates with respect to this Agreement or the transactions contemplated by this Agreement or that, if determined adversely to Shareholder, would prevent or delay the consummation by Shareholder of the transactions contemplated by this Agreement.

(e) Informed Consent; Reliance. Shareholder has received and reviewed the Merger Agreement and this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands, accepts, and agrees to comply with all of the provisions of this Agreement and the provisions of the Merger Agreement. Shareholder acknowledges that Live Oak and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery, and performance of this Agreement.

Section 3. Additional Agreements Relating to the Merger Agreement and the Merger.

(a) Restrictions Regarding the Shareholder Shares. From the date of this Agreement until the Effective Time, without the prior written consent of Live Oak, Shareholder shall not, directly or indirectly, (i) offer to sell, sell, assign, transfer (including by operation of law), or otherwise dispose of, or incur any Lien on, any of the Shareholder Shares, (ii) deposit any of the Shareholder Shares into a voting trust, enter into any voting agreement, Shareholder agreement, or other Contract or understanding with respect to any of the Shareholder Shares, or grant any proxy or power of attorney with respect thereto, (iii) enter into any Contract, option, or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law), or other disposition of, transfer of any interest in, or the voting of any of the Shareholder Shares, or (iv) agree to do, approve, or authorize any of the foregoing.

(b) Waiver of Dissenters’ Rights. Shareholder hereby waives, and agrees not to assert or perfect (and agrees to cause not to be asserted and perfected), any appraisal or dissenters’ rights with respect to any of the Shareholder Shares in connection with the Merger.

(c) Appointment of Shareholder Representative. Pursuant to Article X of the Merger Agreement, Shareholder hereby irrevocably designates Shareholder Representative to serve as the Shareholder Representative and as the agent, proxy, and attorney in fact for Shareholder pursuant to the terms of Article X of the Merger Agreement, which terms are incorporated herein by this reference, and agrees to abide by and be bound by the terms of such Article X.

(d) Exclusivity. From the date of this Agreement until the earlier to occur of the Effective Time and the termination of the Merger Agreement, Shareholder shall not, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any other Person relating to a Competing Transaction, (ii) participate in or continue any activities, discussions, or negotiations regarding a Competing Transaction, or (iii) provide information regarding the Company or the Business to, or enter into or agree to enter into any Contract with, any Person, other than Live Oak and its Representatives, in connection with a possible Competing Transaction with such Person. Shareholder shall, and shall cause its Representatives to, immediately cease any existing activities, discussions, and negotiations with any other Person with respect to any of the foregoing. Shareholder shall immediately advise Live Oak orally and in writing of the receipt by Shareholder or any of its Representatives of any oral or written communication, proposal, offer, or inquiry from any other Person regarding a Competing Transaction, including the identity of the Person making the same and the material terms and conditions of any proposal or offer.

(e) Publicity. Shareholder will not make any press release or other public disclosure or announcement related to or regarding this Agreement, the Merger Agreement or the transactions contemplated in the Merger Agreement, its or their contents, or the transactions contemplated by this Agreement or the Merger Agreement without the written Consent of Live Oak, in any case, as to the form, content, and timing and manner of distribution or publication of such press release or other public disclosure. Except as may otherwise be required by law, rule or regulation, including any court order or legal process, or the rules of a national securities exchange, Shareholder shall hold confidential the terms and provisions of this Agreement, the Merger Agreement and the terms of the transactions contemplated by this Agreement and the Merger Agreement until such information is otherwise publicly disclosed without a breach by Shareholder of the terms of this Section 3(e).

Section 4. Termination. This Agreement will automatically terminate if the Merger Agreement is terminated for any reason in accordance with its terms; provided, however, that (a) Section 3(e), this Section 4, Section 5, and Section 6 will survive such termination and (b) no such termination shall relieve Shareholder from Liability for any fraud, intentional misrepresentation, or intentional or willful breach of this Agreement by Shareholder prior to such termination.

Section 5. Remedies. Shareholder acknowledges that (a) money damages may be an insufficient remedy for any actual or threatened breach of this Agreement by Shareholder, (b) any such breach may cause Live Oak irreparable harm, and (c) in addition to any other remedies available at law or in equity, Live Oak will be entitled to seek equitable relief by way of injunction, specific performance, or otherwise, without posting any bond or other undertaking, for any actual or threatened breach of this Agreement by Shareholder.

Section 6. Miscellaneous.

(a) Amendments. The Parties may amend, modify, or supplement this Agreement only by a written agreement signed by both Parties.

(b) Notices. Any notice, request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the other Party (i) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (ii) when sent, if sent via email, provided, however, that no undeliverable message is received by the sender, or (iii) when received, if sent by registered or certified mail, return receipt requested, in each case to the address, or email address of such Party set forth below and marked to the attention of the designated individual:

If to Live Oak, to:

Live Oak Acquisition Corp.
774A Walker Road
Great Falls, Virginia 22066
Attention: Rick Hendrix; Gary Wunderlich
Email: rhendrix@liveoakmp.com; gwunderlich@liveoakmp.com

with a copy (which will not constitute notice) to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
Email: ebest@mayerbrown.com

If to Shareholder, to:

Isao Noda

[redacted]

with a copy (which will not constitute notice) to:

________________________________
________________________________
________________________________
Attention:
Email:

(c) Waivers. No failure or delay by Live Oak in enforcing any of its rights under this Agreement will be deemed to be a waiver of such rights. No single or partial exercise of Live Oak’s rights will be deemed to preclude any other or further exercise of Live Oak’s rights under this Agreement. No waiver of any of Live Oak’s rights under this Agreement will be effective unless it is in writing and signed by Live Oak.

(d) Assignment. This Agreement will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may, by operation of law or otherwise, assign this Agreement or any of its obligations under this Agreement without the other Party’s written consent, except that Live Oak may, without the Consent of Shareholder, assign any of its rights under this Agreement to any Affiliate of Live Oak to which Live Oak assigns its rights under the Merger Agreement.

(e) No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Further Assurances. Upon the request of Live Oak, Shareholder shall execute and deliver such further documents and other instruments as may be reasonably requested by Live Oak in order to evidence and effectuate the transactions contemplated by this Agreement.

(g) Severability. If any provision of this Agreement is declared invalid, illegal, or unenforceable, (i) all other provisions of this Agreement will remain in full force and effect and (ii) the Parties shall negotiate in good faith to amend or modify this Agreement to replace such invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision giving effect to the Parties’ intent to the maximum extent permitted by Law.

(h) Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, arrangements, and understandings, written or oral, between the Parties relating to the subject matter of this Agreement.

(i) No Strict Construction. The Parties have each participated in the negotiation and drafting of the terms of this Agreement. The Parties agree that any rule of legal interpretation to the effect that any ambiguity is to be resolved against the drafting Party will not apply in interpreting this Agreement.

(j) Governing Law. This Agreement, and all claims or causes of action that are based on, arise out of or relate to this Agreement, will be governed by and construed in accordance with the Laws of the State of New York without regard to its conflicts of law rules and any other Law that would cause the application of the Laws (including the statute of limitations) of any jurisdiction other than the State of New York.

(k) Jurisdiction, Service, and Venue. Each Party agrees: (i) to submit to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) (such courts, including appellate courts therefrom, the “Specified Courts”) for any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement; (ii) to commence any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement only in the Specified Courts; (iii) that service of any process, summons, notice or document by United States registered mail to such Party’s address set forth in Section 6(b) will be effective service of process for any Proceeding brought against such Party in any of the Specified Courts; (iv) to waive any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in the Specified Courts; and (v) to waive and not to plead or claim that any such Proceeding brought in any of the Specified Courts has been brought in an inconvenient forum.

(l) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6(l).

(m) Counterparts. This Agreement may be signed in any number of counterparts, each of which is an original and all of which taken together shall constitute one and the same instrument. The delivery of an electronic signature by means of .pdf, .tif, .gif, ..jpeg or similar attachment to e-mail, as well as electronic signatures complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable Law (e.g., www.docusign.com), to, or a copy/scan of a manual signature on a counterpart to, this Agreement by facsimile, email or other electronic transmission shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto or to any such contract shall raise the use of electronic transmission by means of ..pdf, .tif, .gif, .jpeg or similar attachment to e-mail to deliver a signature or the fact that any signature or contract was transmitted or communicated by .pdf, .tif, .gif, .jpeg or similar attachment to e-mail as a defense to the formation of a contract, and each such party forever waives any such defense

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

LIVE OAK ACQUISITION CORP.

By: /s/ Richard J. Hendrix
Name: Richard J. Hendrix
Title: Chief Executive Officer

[Signature page to Support Agreement]

SHAREHOLDER:

/s/ Isao Noda
Name: Isao Noda

Number of Shares:	2,000

[Signature page to Support Agreement]

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SCHEDULE A